UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2024

Dayforce, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38467	46-3231686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3311 East Old Shakopee Road, Minneapolis, MN	55425
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (952) 853-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	DAY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 29, 2024, the Board of Directors (the “Board”) of Dayforce, Inc. (the “Company” or “Dayforce”) approved and adopted an amendment and restatement of the Company’s Fourth Amended and Restated Bylaws (as amended, the “Bylaws”). Among other matters, the amendments contained in the Bylaws:

(i)
enhance the advance notice provisions by (a) adjusting the notice window for stockholders to propose business or nominate directors to be considered at annual meetings to not less than 90 and not more than 120 days before the anniversary of the prior year’s meeting, (b) refining disclosure requirements of proposing stockholders, proposed director nominees and business proposals, (c) clarifying the Board’s authority to determine whether a business proposal or director nominee was properly brought before the meeting, (d) requiring a general update and supplement of previously provided disclosures and (e) addressing the new universal proxy rules adopted by the U.S. Securities and Exchange Commission by clarifying that no person may solicit proxies in support of a director nominee other than the Board’s nominees, unless such person has complied with Rule 14a-19 under the Securities Exchange Act of 1934, as amended, including applicable notice and solicitation requirements;
(ii)
add a forum selection provision to provide that (a) the Delaware Court of Chancery shall be the exclusive forum for (1) any derivative action, suit or proceeding brought on behalf of Dayforce, (2) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of Dayforce to Dayforce or to Dayforce’s stockholders, (3) any action, suit or proceeding arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation or the Bylaws, or (4) any action, suit or proceeding asserting a claim against Dayforce governed by the internal affairs doctrine; and (b) the U.S. federal district courts shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act of 1933, as amended;
(iii)
include resignation procedures for officers of the Company that align with existing resignation procedures for directors of the Company; and
(iv)
update the stockholders list access provision to include electronic lists as an additional means to provide the list of stockholders entitled to vote at a meeting of stockholders.

The amendments contained in the Bylaws also incorporate certain technical, conforming, modernizing, and clarifying changes.

The foregoing description of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Dayforce, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dayforce, Inc.

Date: October 30, 2024	By:	/s/ William E. McDonald
	Name:	William E. McDonald
	Title:	Executive Vice President, Chief Legal and Compliance Officer, and Corporate Secretary